Exhibit 99.1

Ionix Technology, Inc. has entered an intention agreement of acquisition with China Changchun Fangguan Electronic Technology Co., Ltd., staged to purchase 100% of equity stake in Fangguan Electronic Technology Co., Ltd, and expected to generate a new growth point of profit

SHENZHEN, China, Oct. 15, 2018 /PRNewswire/ -- Ionix Technology, Inc. ("IINX", same as ticker symbol) has made an announcement today, that IINX has entered an intention agreement of acquisition with China Changchun Fangguan Electronic Technology Co., Ltd. ("Changchun Fangguan"). IINX will purchase 100% of Changchun Fangguan's equity stake.

IINX has sent its audit and evaluation team to Changchun Fangguan to perform relevant due diligence and other succeeding work.

If the restructuring is completed as planned, in addition to further consolidating its industrial status of IINX's LCD products in the northeast three provinces of China, it also will expand the business of IINX in the east, south and north China, as well as parts of Japan, South Korea and Singapore, which will undoubtedly bring numerous high-quality customers to IINX.

Changchun Fangguan is not only a well experienced new high-tech enterprise, but also has passed the certification of IS09001, TS16949 and other quality management systems. Currently, the company has 400 employees, with a modern factory area of 25,000 square meters. In addition to the ability to manufacture various liquid crystal displays on a large scale, Changchun Fangguan has also owned COG, COB, TAB and other module production lines. In recent years, through independent innovation, the production lines of Changchun Fangguan have covered intelligent home central controls, electric vehicle on-board central control instruments and many other fields.

Yubao Liu, Chief Executive Officer of IINX, said, "The restructuring will become a crucial milestone for IINX's LCD production line business. As a pioneer in the field of LCDs in China, Changchun Fangguan is one of the few domestic LCD manufacturers that is capable of meeting the industry needs and producing product applications as well as providing LCD, LCM and TFT-LCM products in batches. Through this restructuring, we have significantly expanded our scale of facilities, number of employees and operating assets. In addition to increase the overall market share and capability of self-innovation of the company, there will be further business expansion around the world as well."

Yubao Liu further stated, "The restructuring with Changchun Fangguan will push forward our strategic layout in the LCD field, enrich our LCD products and provide more cost-effective product solutions for global users. We expect to build IINX into a comprehensive public company with intelligent high-tech as the core, integrating research and development, production, design, popularization and application, testing, international trading and industrialization management by restructuring vendors which are as dedicated to providing green eco-friendly products as we are."

About Ionix Technology, Inc.

Cambridge Projects Inc. was formed in March, 2011. On February 4th 2016, with approval of Securities and Exchange Commission (SEC) in connection with Financial Industry Regulatory Authority (FINRA), the company amended its name from "Cambridge Projects Inc." to "Ionix Technology, Inc." (IINX) through restructuring and is based in New York. Ionix-Tech through its two subsidiaries, Well Best International Investment Limited and Welly Surplus International Limited, invest in four operating subsdiciaries namely Shenzhen Baileqi Electronic Technology Co. Ltd, Lisite Science Technology (Shenzhen) Co. Ltd, Changchun Fangguan Optoelectronic Display Technology Co. Ltd and Dalian Shizhe New Energy Technology Co. Ltd. Ionix has not only converged a range of various products, includes intelligent electronic devices, on-board hydrogen fuel batteries and photoelectric display etc, but also has achieved an multi-industrial combination across high-end materials, micro-electronics, fine chemicals, modern optics and so forth.

To learn more, please visit http://www.iinx.biz/.

Safe Harbor Statement

Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company's future performance. Forward-looking statements are statements not based on historical information and necessarily based upon estimates and assumptions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy or other developments. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, uncertainties and contingencies, many of which are beyond our control and these expectations may prove to be incorrect. We caution readers and investors regarding certain forward looking statements in the press release and they should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those expressed in these forward-looking statements as a result of a variety of factors, including those discussed in the periodic reports that are filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. The Company disclaims any obligation to update these forward-looking statements except as required by law.

For more information, please contact:

Yubao Liu
+86-159-4540-0218
Email: liuyubao11_iinx@163.com